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                           KIMCO REALTY CORPORATION
                           (a Maryland corporation)

                                 Common Stock

                             U.S. TERMS AGREEMENT
                             --------------------


                                                        Dated: April 16, 1998


To:  Kimco Realty Corporation
     3333 New Hyde Park Road
     New Hyde Park, New York 11042

Attention: Chairman of the Board of Directors

Dear Sirs:

        We understand that Kimco Realty Corporation, a Maryland corporation
(the "Company"), proposes to issue and sell the number of shares of its common stock, $.01 par value per share (the "Common Stock"), set forth below. Subject to the terms and conditions set forth or incorporated by reference herein, Legg Mason Wood Walker, Incorporated (the "Underwriter") offers to purchase the number of Underwritten Securities (as defined in the Underwriting Agreement) set forth below opposite their respective names, and a proportionate share of Option Securities (as defined in the Underwriting Agreement) to the extent any are purchased, at the purchase price set forth below.

                                                     Number of Shares
Underwriter                                 of Initial Underwritten Securities
-----------                                 ----------------------------------

Legg Mason Wood Walker, Incorporated                    415,945


        The Underwritten Securities shall have the following terms:

        Title of Securities: Common Stock
        Number of Shares: 415,945
        Public offering price per share: $36.0625
        Purchase price per share: $34.259375
        Number of Option Securities: None
        Delayed Delivery Contracts: not authorized

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Kimco Realty Corporation
April 16, 1998
Page 2

Closing date and location:  April 21, 1998, 9:00 AM; Hunton & Williams,
                            Riverfront Plaza, East Tower, 951 East Byrd Street, Richmond, Virginia 23219-4074

All the provisions contained in the document attached as Annex A hereto entitled "Kimco Realty Corporation-Common Stock, Warrants to Purchase Common Stock, Preferred Stock and Depositary Shares-U.S. Underwriting Agreement" are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined. The Underwriter is deemed to have been an original signatory to the Underwriting Agreement such that the terms and conditions of the Underwriting Agreement shall inure to the benefit of and be legally binding on and enforceable by each of the parties hereto. The case of verbs and pronouns will be appropriately adjusted to reflect a single underwriter.

        In addition, for purposes of its incorporation herein, the Underwriting Agreement is hereby deemed to be amended as follows: (i) by deleting every reference to "Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated," "Merrill Lynch," "BT Alex Brown Incorporate," "Morgan Stanley & Co. Incorporated" and "Smith Barney Inc," as the case may be, and by inserting "Legg Mason Wood Walker, Incorporated" in lieu thereof; (ii) by deleting the reference in the first sentence of the first paragraph of Section 2(c) to "Brown & Wood LLP, 58th Floor, One World Trade Center, New York, New York 10048-0557" and by inserting "Hunton & Williams, 951 East Byrd Street, Richmond, Virginia 23219-4074" in lieu thereof: (iii) by deleting the entire provision set forth under Section 3(k) and inserting "Intentionally Left Blank" in lieu thereof, (iv) by deleting every reference to "Brown & Wood LLP" and by inserting "Hunton & Williams" in lieu thereof; (v) by deleting the text of
Section 5(b)(3) in its entirety and inserting in lieu thereof the following: "At the Closing Time, the Underwriter shall have received from Hunton & Williams, counsel for the Underwriter, such opinion or opinions, dated the Closing Time with respect to the incorporation of the Company, the validity of the Underwritten Securities, the Registration Statement, the Prospectus and other related matters as the Underwriter may reasonably require."; and (vi) by deleting the words in the second sentence of Section 11 "Merrill Lynch at World Financial Center, North Tower, New York, New York 10281-1305, attention of Richard B. Saltzman, Managing Director" and by inserting the words "Legg Mason Wood Walker, Incorporated, 111 Calvert Street, Baltimore, Maryland 21203,
Attention: Tom Robinson, Managing Director, with a copy to Hunton & Williams, 951 East Byrd Street, Richmond, Virginia 23219, Attention: Randall S. Parks" in lieu thereof.


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Kimco Realty Corporation
April 16, 1998
Page 3


        Please accept this offer no later than 7:00 P.M. (New York City time) on April 16, 1998 by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

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Kimco Realty Corporation
April 16, 1998
Page 4



                                        Very truly yours,

                                        LEGG MASON WOOD WALKER, INCORPORATED



                                        By: /s/ Jeff Rogatz
                                           -------------------------------
                                           Name:  Jeff Rogatz
                                           Title: Managing Director


Accepted:

KIMCO REALTY CORPORATION


By: /s/ Michael V. Pappagallo
   ---------------------------
   Name: Michael V. Pappagallo
   Title: Vice President-Chief Financial Officer